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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2004 (October 26, 2004)

FIVE STAR QUALITY CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)
1-16817 Commission File No.	04-3516029 (IRS Employer Identification No.)
400 Centre Street, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)

Registrant's telephone number, including area code: (617) 796-8387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

        On October 26, 2004, Five Star Quality Care, Inc. (the "Company") announced that it had filed a registration statement on Form S-1 ("Form S-1") with the Securities and Exchange Commission to offer and sell up to 2,300,000 shares of its common stock, par value $.01 per share (the "Shares"). A copy of the Company's press release, dated October 26, 2004, with such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        The Form S-1 contains certain information that was previously nonpublic including, without limitation, (i) unaudited consolidated pro forma financial statements that present the Company's financial position as if its pending acquisition of LTA Holdings, Inc., its pending sale-lease back transaction of 35 communities with Senior Housing Properties Trust and the offering of the Shares had been completed as of June 30, 2004, and (ii) certain additional financial and statistical information about the Company as of September 30, 2004 and other more recent dates.

        The Form S-1 relating to the Shares has been filed with the Securities and Exchange Commission but has not yet become effective. The Shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Shares. The offering of the Shares will be made only by means of a prospectus. In addition, this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press release dated October 26, 2004.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.
By:	/s/ BRUCE J. MACKEY JR. Name: Bruce J. Mackey Jr. Title: Treasurer and Chief Financial Officer

Date: October 26, 2004

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Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES